                                                                    EXHIBIT 99.5



                           CONSENT OF JOHN P. MASCOTTE

         The undersigned hereby consents to the inclusion of his name in the Prospectus constituting a part of this Registration Statement on Form S-1 as a person to become a director of Crown Media Holdings, Inc. upon consummation of its initial public offering of Class A common stock, par value $.01 per share.


Signature: /s/ John P. Mascotte
          ---------------------
          John P. Mascotte


Dated:    March 9, 2000